UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 7, 2014

MANHATTAN SCIENTIFICS, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York, 10174
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On February 4, 2014 and February 10, 2014, Manhattan Scientifics, Inc. (the “Company”) entered into securities purchase agreements with two accredited investors (the “February 2014 Accredited Investors”) pursuant to which the February 2014 Accredited Investors purchased 18,250,000 shares of the Company’s common stock (the “Shares”) and warrants to acquire 4,562,500 shares of common stock (the "Warrants" and together with the Shares, the "Securities") for an aggregate purchase price of $1,368,750 (the "Funds"). The Warrants are exercisable for five (5) years at an exercise price of $0.075 per share. The Funds were received by the Company on February 7, 2014 and February 11, 2014 in the amount of $1,125,000 and $243,750, respectively.

A broker-dealer that assisted in the above transaction received a cash fee in the amount of six percent (6%) of the Funds and a common stock purchase warrant (the "Broker Warrant") to purchase 4,562,500 shares of common stock of the Company at an exercise price of $0.075 per share. The Broker Warrant has an exercise period of five (5) years.

The Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The February 2014 Accredited Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Securities Purchase Agreement entered by and between Manhattan Scientifics, Inc. and the February 2014 Accredited Investors
4.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

		By:	/s/ Emmanuel Tsoupanarias
		Name:	Emmanuel Tsoupanarias
		Title:	Chief Executive Officer

Date:	February 12, 2014
New York, New York

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